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                                  EXHIBIT 10.12

                AMENDMENT TO BELDEN INC. LONG-TERM INCENTIVE PLAN

                  The Belden Inc. Long-Term Incentive Plan is amended by deleting from Section 11.6 thereof the words "In the case of a Change of Control:" and also deleting each of subparagraphs (i), (ii) and
         (iii) that follow.